Exhibit 3(ii)

BY-LAWS

OF

REPRO MED SYSTEMS, INC.

ARTICLE I

OFFICES

SECTION 1.   PRINCIPAL OFFICE.  -  The principal office of the corporation shall be located in the County of Orange, State of New York.

SECTION 2.   OTHER OFFICES.  -  The corporation may have other offices, either in or outside of the State of New York, as shall be designated from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION 1.   LOCATION OF MEETINGS. – Shareholders’ meetings may be held at such locations, either in or outside the State of New York, as shall be designated by the directors and set forth in the notice of the meeting.

SECTION 2.   NOTICE OF ANNUAL MEETING. – Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days in advance of said meeting.

SECTION 3.   ANNUAL MEETINGS. – The annual shareholders’ meeting for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in each year subsequent to the year of incorporation.

SECTION 4.   NOTICE OF SPECIAL MEETING. – Notice of a special meeting, stating the names of those calling the meeting, the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days in advance of said meeting.

SECTION 5.   SPECIAL MEETINGS. – Special shareholders’ meetings may be called by the President or Secretary and must be called by either of them upon the written request, or any other manner permitted under federal or state securities laws, of the holders of twenty-five percent of the shares outstanding and entitled to vote.

SECTION 6.   QUORUM. – The holders of a majority of shares entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by statute or the incorporation document.

SECTION 7.   VOTING. – Every shareholder entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his/her name unless otherwise provided in the incorporation document.

SECTION 8.   ADJOURNED MEETINGS. – Shareholders’ meetings may be adjourned to a designated time and place by a vote of a majority of the shareholders present.  Notice of such an adjourned meeting need not be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 9.   ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. – Any action that may be taken at a meeting of shareholders may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III

DIRECTORS

SECTION 1.   NUMBER AND TERM. – The board of directors shall consist of seven (7) member(s). Thereafter the number of directors may be increased or decreased in accordance with any provisions of these by-laws and subject to Section 702 of the Business Corporation Law.  The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.  A director need not be a stockholder.

SECTION 2.   POWERS. – The Board of Directors may, in accordance with the laws of the State of New York, the incorporation document and these by-laws, adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the business of the corporation as it may deem proper.

In addition, the directors may exercise all powers of the corporation and carry out all lawful acts, which are not required to be exercised or done by the shareholders as provided by statute, the incorporation document or these By-laws.

SECTION  3.   MEETINGS AND QUORUM. – Meetings of the Board may be held, either in or outside the State of New York, provided a quorum be in attendance.  Unless otherwise provided by the incorporation document or the laws of the State of New York, a majority of the directors shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum shall constitute the act of the Board.

Unless restricted by the incorporation document or elsewhere in these By-laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at such meeting.

Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board.  The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call special meeting of the Board and give five days’ notice by mail, or two days’ notice personally or by telegraph or cable to each director.  The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

SECTION 4.   VACANCIES AND REMOVAL. – Unless otherwise provided in the incorporation document or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

Unless the incorporation document provides for cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) with or without cause, at any time, by vote of the shareholders holding a majority of the outstanding shares of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board.  A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

SECTION 5.   COMMITTEES. – The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committees, each consisting of three or more members, with such powers and authority (as are permitted by law) as may be provided in said resolution.

SECTION 6.   DIRECTOR ACTION WITHOUT MEETING. – Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and written consents thereto are filed with the minutes of the proceedings of the Board of Directors or committee.

ARTICLE IV

OFFICERS

SECTION 1.   PRIMARY OFFICERS. – The primary officers of the corporation shall be a President who may be called the Chief Operating Officer (“COO”), one or more Vice-Presidents, a Treasurer who may be called the Chief Financial Officer (“CFO”), and a Secretary all of whom shall be elected annually by the Board of Directors.  The Board of Directors may elect a Chairman of the Board of  Directors and may appoint such other officers and agents with such powers and duties as it shall deem necessary.  Except for the offices of President and Secretary, any two offices or more may be held by one person.  The offices of President and Secretary may be held by one person if said person is the sole shareholder of the corporation.  Vacancies occurring among any of the offices shall be filled by the directors.  Any officer may be removed at any time by the affirmative vote of a majority (unless the incorporation document provides otherwise) of the directors present at a regular meeting of directors or at a special meeting of directors called for that purpose.

SECTION 2.   THE CHAIRMAN OF THE BOARD. – The Chairman of the Board of Directors, if one be elected, shall be the Chief Executive Officer (“CEO”) and shall preside at all meetings of the Board of Directors and shall perform such other duties as may be assigned by the Board of Directors or the Executive Committee.

SECTION 3.   PRESIDENT. – The President, who need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors.  The President shall report to the CEO and the Board of Directors.  He/she shall have general management and control of the business and affairs of the corporation subject to the control of the Board of Directors.

SECTION 4.   VICE-PRESIDENT. – The Vice-President, if there are more than one, the senior Vice-President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

SECTION 5.   TREASURER. – The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation.  He/she shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements.  He/she shall report to the President and the Board of Directors and shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his/her transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, he/she shall give the corporation a bond for the faithful discharge of his/her duties in such amount and with such surety as the Board shall prescribe.

SECTION 6.   SECRETARY. – The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by the law or by these By-laws, and in case of his/her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these By-laws.  He/she shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President.  He/she shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 7.   SALARIES. – The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him/her from receiving a salary as an officer, or from voting upon the resolution so providing.

ARTICLE V

CAPITAL STOCK

SECTION 1.   FORM AND EXECUTION OF CERTIFICATES. – Certificates of stock shall be in such form as required by the laws of the State of New York and as shall be adopted by the Board of Directors.  They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board (if any) or by the President or a Vice-President, and by the Secretary of an Assistant Secretary or the Treasurer of an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof.  When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

SECTION 2.   TRANSFER. – Transfer of shares of the corporation shall be transferable only upon its books by the registered holder thereof in person or by their duly authorized attorneys  or legal representatives, and upon such surrender of the certificate or certificates for such shares properly assigned for transfer.

SECTION 3.   LOST OR DESTROYED CERTIFICATES. – The holder of any certificate representing shares of stock of the corporation, may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificate.

SECTION 4.   RECORD DATE. – In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding sixty days, no less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividends, or allotment of any rights, or for the purpose of any other action.

ARTICLE VI

MISCELLANEOUS

SECTION 1.   DIVIDENDS. – The directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

SECTION 2.   SEAL. – The directors shall provide a suitable corporate seal, which shall be in the charge of the Secretary and shall be used as authorized by the By-laws.

SECTION 3.   FISCAL YEAR. – The fiscal year of the corporation shall be determined by resolution duly adopted by the Board of Directors.

SECTION 4.   CHECKS, NOTES, ETC. – Checks, notes, drafts, bills of exchange and orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed or endorsed in such manner as shall be determined from time to time by resolution of the Board of Directors.

The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed or endorsed in such manner as determined by the directors.

SECTION 5.   NOTICE AND WAIVER OF NOTICE. – Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his/her address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.  Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the incorporation document of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

AMENDMENTS

SECTION 1.   BY SHAREHOLDERS. – These By-laws may be amended at any shareholders’ meeting by vote of the shareholders holding a majority (unless the incorporation document requires a larger vote) of the outstanding shares issued and outstanding and entitled to vote thereat, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

SECTION 2.   BY DIRECTORS. – The Board of Directors may also amend these By-laws at any regular or special meeting of the Board by a majority (unless the incorporation document requires a larger vote) vote of the entire Board, but any By-laws so made by the Board may be altered or repealed by the shareholders.

ARTICLE VIII

INDEMNIFICATION

No director shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except that the foregoing shall not eliminate or limit liability where such liability is imposed under the New York Business Corporation Law.

To the maximum extent permitted by the laws of the State of New York and the federal securities laws, the corporation shall indemnify and, upon request, shall advance expenses to any director or officer made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation), by reason of the fact that he or she was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.